

                                   Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
             For the three months ended September 30, 1998 and 1997
               (in thousands, except share and per share amounts)


                                                                                            1998                   1997
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                              $        1,698        $           634
                                                                                      ==============        ===============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114             36,077,778
     Redemption contingency for CompSource acquisition                                            --                     --
     Redemption contingency for IAA acquisition                                                   --                790,336
     Restricted stock vested                                                                 194,444                     --

     Weighted average common shares outstanding - (basic)                                 37,062,558             36,868,114

     Common stock equivalents--assumed exercise of stock options                                  --                     --
          Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,062,558             36,868,114
                                                                                         ===========            ===========

Net loss per common share--basic                                                     $          0.05       $           0.02
                                                                                     ================       ================

Net loss per common share--diluted                                                   $          0.05       $           0.02
                                                                                     ================       ================

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

                                   Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
              For the nine months ended September 30, 1998 and 1997
               (in thousands, except share and per share amounts)


                                                                                            1998                   1997
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net (loss) income                                                                     $      (17,261)        $        3,810
                                                                                      ===============        ==============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114             36,077,778
     Redemption contingency for CompSource acquisition                                            --                     --
     Redemption contingency for IAA acquisition                                                   --                790,336
     Restricted stock vested                                                                  81,019                     --


     Weighted average common shares outstanding - (basic)                                 36,949,133             36,868,114


    Common stock equivalents--assumed exercise of stock options                                   --                263,922
          Weighted average common and common share
           equivalents outstanding - (diluted)                                            36,949,133             37,331,665
                                                                                        ============            ===========

Net (loss) income per common share--basic                                             $        (0.47)         $        0.10

Net (loss) income per common share--diluted                                           $        (0.47)         $        0.10
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